Exhibit 99.1

DRI Corporation Announces Participation in U.S. Transit Industry Conference

  Digital Recorders, Inc. and TwinVision na, Inc. Subsidiaries to Exhibit at BusCon 2008 in September
  CEO to Meet With Interested Investors While in Chicago for the Event

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders, Inc. and TwinVision na, Inc. subsidiaries, both based in Durham, N.C., will be exhibiting at BusCon 2008, a transportation industry event slated Sept. 16-17 at the Navy Pier in Chicago.

Key sales and marketing representatives from each subsidiary will be available at exhibit booth #100 throughout the conference to discuss their respective products and services.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “We anticipate attendees will express considerable interest in our leading-edge transit communications and transit security products. This exhibition provides great exposure to small- and mid-size transit vehicle markets – both public and private – which we continue to consider as an interesting market expansion area.”

For more information about the BusCon Convention, go to www.busconexpo.com.

CHICAGO INVESTOR MEETINGS PLANNED

Although the BusCon 2008 exhibit floor will be closed to the general public, Mr. Turney is planning to meet with interested investors while in Chicago for this transit-industry event.

“DRI has leading-edge products designed especially for our exciting served market, and we expect that interested investors will be captivated upon learning more about our business,” Mr. Turney said.

ABOUT DIGITAL RECORDERS, INC.

Established in 1983, the Company’s DR subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.digitalrecorders.com.

ABOUT TWINVISION NA, INC.

Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision® electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades’ old flip-dot, bulb, and ballast technology. For more information, go to www.twinvisionsigns.com.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s expectations of participating in BusCon 2008 anticipated positive reactions from attendees to our products and services and potential positive outcomes from meetings with interested investors, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s desired outcome for participating in BusCon 2008, for positive attendee reaction, and positive outcomes from meetings with interested investors may not be prove correct; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed May 15, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
or
Sharon Merrill Associates, Inc. Contact:
David C. Calusdian
Executive Vice President and Partner
Phone: (617) 542-5300
Fax: (617) 423-7272
E-Mail: tbus@investorrelations.com